EXHIBIT 99.1

Company Press Release
SOURCE: Mar ked Mineral Exploration, Inc.

MAR KED MINERAL EXPLORATION, INC. ACQUIRES NORTH AMERICAN ENERGY EXPLORATION, INC.

Austin, TX - July 29, 2008 - Prime Newswire - Mar Ked Mineral Exploration, Inc. (OTCBB:MKED), announces today that the Company has acquired 100% of the issued and outstanding stock of North American Energy Exploration, Inc. (NAEE) by delivering 21,000,000 restricted MKED common shares.

NAEE is an oil and gas exploration company that is currently focused on obtaining and developing leases in Northern Oklahoma and Southern Kansas. NAEE’s focus is the development of coal bed methane wells whose geological structures for development range from 650 feet to 1,500 feet in depth.

MKED President, Ross Silvey, stated, “The acquisition of NAEE shifts the Company’s focus into oil and gas energy development. Our objective will be to immediately begin acquiring mineral leases in order to increase the Company’s drilling activities.”

Forward-Looking Statements in this news release are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to certain risks, and uncertainties and actual results could differ from those discussed. This material is information only, and is not an offer or solicitation to buy or sell the securities.

Investor Contact:

Ross Silvey
(512) 300-7614